Exhibit 99.1

GALAXY GAMING, INC.

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

GALAXY GAMING ANNOUNCES EXPECTED 2026 SECOND QUARTER RESULTS

Expects Quarterly Results for: Revenue of $7.8 Million to $7.9 Million, Net Income of

$0.9 Million to $1.0 Million, and Adjusted EBITDA of $3.3 Million to $3.4 Million

LAS VEGAS, July 22, 2026 (GLOBE NEWSWIRE) — Galaxy Gaming, Inc. (OTC:GLXZ) today announced preliminary expected financial results for the second quarter ended June 30, 2026. The Company expects record recurring revenue, reflecting continued growth compared to the second quarter of 2025.

Expected 2026 Second Quarter Results

The Company expects 2026 second quarter consolidated revenue of approximately $7.8 million to $7.9 million reflecting an increase from $7.5 million in the 2025 second quarter and $7.7 million in the 2026 first quarter. The Company expects 2026 second quarter net income of $0.9 million to $1.0 million compared to $1.0 million in the second quarter of 2025. In addition, the Company expects that Adjusted EBITDA, a non-GAAP financial measure, will be $3.3 million to $3.4 million in the second quarter of 2026, compared to $3.2 million in the second quarter of 2025.

“We’re pleased to see our recurring revenue trending toward what we expect to be another record quarter, up approximately 8% year over year, with momentum across both our Digital and Core businesses underscoring the strength and durability of our products, relationships, team members, and our recurring revenue business model,” said Matt Reback, Chief Executive Officer of Galaxy Gaming. “Our continued growth reflects the successful execution of our strategic initiatives, deepening customer relationships, and the increasing value our innovative gaming content and technology bring to operators worldwide, both online and land-based. We remain focused on driving sustainable, profitable growth and creating long-term value for our shareholders.”

The expected unaudited results announced in this release are derived from preliminary expected internal financial reports and are subject to revision based on the Company’s procedures and controls associated with the completion of its quarter-end financial reporting, including all customary reviews and approvals of such financial statements for the quarter ended June 30, 2026. Accordingly, actual results may differ from these preliminary results and such differences may be material. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data contained in this press release and, accordingly, does not express an opinion or any other form of assurance with respect thereto. This press release does not constitute a comprehensive statement of the Company’s financial results for the second quarter of 2026, and the Company undertakes no obligation to update this information except as required by law. The Company anticipates releasing its 2026 second quarter results on or about August 7, 2026, after market close.

Cautionary Note Regarding Forward-Looking Statements

Some of the information contained in this press release includes forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “might,” “expect,” “intend,” “target,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements on our current expectations, assumptions and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, changes in the trading price of our common stock that may impact share repurchases; our available cash and liquidity; the effects of the termination of the merger with Evolution Malta Holding Limited on our business and on the market price of our common stock; the ability of the Company to enter and maintain strategic alliances, product placements or installations in land based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, including changes in gaming related and non-gaming related statutes and regulations that affect the revenues of our customers in land-based casino and, online casino markets, have its games approved by relevant jurisdictions, unfavorable economic conditions in the US and worldwide, our level of indebtedness, restrictions and covenants in our loan agreement, dependence on major customers, protection of intellectual property and our ability to license the intellectual property rights of third parties, failure to maintain the integrity of our information technology systems, including without limitation, cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business, and other factors. Additional information concerning these and other risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including in the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement.

Non-GAAP Financial Information

To enhance investor understanding of the underlying trends in our business, our cash balance and cash available for operating needs, and to provide better comparability between periods in different years, we are providing Adjusted EBITDA in this press release. Adjusted EBITDA is not a measure of financial performance or position under United States Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. It should be read in conjunction with our net earnings (loss), operating income (loss), basic or diluted earnings (loss) per share, and cash flow data prepared in accordance with GAAP.

Adjusted EBITDA reflects adjustments to GAAP net income (loss) to exclude interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency exchange gains and losses, severance and other litigation-related expenses, and other items that do not represent ongoing operations, including loss on extinguishment of debt. Management uses Adjusted EBITDA to evaluate our operating performance and believes it offers investors, regulators, and other stakeholders a view of our operations consistent with how management assesses performance. When considered alongside GAAP results, management believes Adjusted EBITDA provides a more comprehensive understanding of our financial results. Adjusted EBITDA should not be considered an alternative to net income (loss) or to net cash provided by operating activities as a measure of operating results or liquidity. It may not be comparable to similarly titled measures used by other companies and excludes items that some may consider important in evaluating our performance.

About Galaxy

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Galaxy Gaming has over 140 licenses worldwide, including licenses in 28 U.S. states and more than 30 countries around the world.

Contact:

Investor Relations:

Steve Kopjo (702) 727-8886

Media:

Phylicia Middleton (702) 938-1753

GALAXY GAMING, INC.

UNAUDITED RECONCILIATION OF SELECTED GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands)

	Unaudited
	Three Months Ended June 30,
Adjusted EBITDA Reconciliation:	2026
	Expected Range
Net income (loss)	$900.0	$975.0
Interest expense	770.0	825.0
Interest income	—	(20.0)
Provision for income taxes	50.0	100.0
Depreciation and amortization	900.0	930.0

EBITDA	2,620.0	2,810.0

Stock-based compensation (1)	50.0	60.0
Professional fees, acquisition costs and other (3)	550.0	560.0
Foreign exchange loss (gain) (4)	30.0	(30.0)

Adjusted EBITDA	$3,250.0	$3,400.0

UNAUDITED RECONCILIATION OF SELECTED GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Adjusted EBITDA Reconciliation:	Three Months Ended June 30, 2025
Net income (loss)	$950.4
Interest expense	906.6
Interest income	(15.9)
Provision for income taxes	93.9
Depreciation and amortization	785.9

EBITDA	2,720.9

Stock-based compensation (1)	153.1
Employee severance costs and other expenses (2)	72.5
Professional fees, acquisition costs and other (3)	243.7
Foreign exchange loss (gain) (4)	9.0

Adjusted EBITDA	$3,199.3

(1)	Represents the non-cash expense associated with the value of equity awards granted to employees, directors and consultants by the Company.
(2)	Represents costs associated with the severance of employees.
(3)

Represents professional fees and transaction-related fees incurred related to acquisitions, mergers and professional fees incurred for other projects not considered part of the normal course of business.

(4)	Represents foreign exchange losses and gains associated with the fluctuations of foreign currency rates.